Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of our reports dated February 28, 2014, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Allegiant Travel Company and subsidiaries, included in this Annual Report (Form 10-K) of Allegiant Travel Company for the year ended December 31, 2013, in the following Registration Statements and related prospectuses.
(1) Registration Statement Form S-8 No. 333-141227 of Allegiant Travel Company
(2) Registration Statement Form S-3 No. 333-153282 of Allegiant Travel Company
(3) Registration Statement Form S-3ASR No. 333-185458 of Allegiant Travel Company

/s/ Ernst & Young LLP
Las Vegas, Nevada
February 28, 2014